Exhibit 99.1

NEWS RELEASE

APA CORPORATION COMPLETES ACQUISITION OF CALLON PETROLEUM COMPANY

HOUSTON, April 1, 2024 – APA Corporation (NASDAQ: APA) announced today that its acquisition of Callon Petroleum Company (NYSE: CPE) has been completed. The transaction was approved by APA and Callon shareholders at special meetings held on March 27, 2024.

“We are very pleased to close this transaction as Callon’s assets bring scale to our Delaware position and balance to our overall Permian asset base — all at what we believe is a compelling valuation,” said John J. Christmann IV, APA’s CEO. “We are confident this transaction will create shareholder value, as we expect to drive improved capital productivity and well performance, while realizing significant cost synergies. We look forward to applying our technical expertise and work processes across the Callon acreage to unlock potentially substantial shareholder value.”

The acquisition will bring APA’s daily reported production to approximately 500,000 barrels of oil equivalent (BOE), approximately two-thirds coming from the Permian Basin. The acquired assets include approximately 120,000 net acres in the Delaware Basin and 25,000 net acres in the Midland Basin. Callon’s fourth-quarter production was 103,000 BOE per day, comprising 58% oil and 80% liquids.

Subject to the terms of the merger agreement, each share of Callon common stock was converted into the right to receive 1.0425 shares of APA common stock, with cash in lieu of fractional shares. As a result, APA issued approximately 70 million shares of common stock related to the transaction. Callon stock is no longer listed for trading on the NYSE.

About APA

APA Corporation owns consolidated subsidiaries that explore for and produce oil and natural gas in the United States, Egypt and the United Kingdom and that explore for oil and natural gas offshore Suriname. APA posts announcements, operational updates, investor information and press releases on its website, www.apacorp.com.

APA CORPORATION COMPLETES ACQUISITION OF CALLON PETROLEUM COMPANY

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,” “expects,” “goals,” “guidance,” “may,” “might,” “outlook,” “possibly,” “potential,” “projects,” “prospects,” “should,” “will,” “would,” and similar references to future periods, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about the expected benefits of the acquisition of Callon . While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations, including the following: uncertainties as to whether the transaction will achieve its anticipated benefits and projected synergies within the expected time period or at all; APA’s ability to integrate Callon’s operations in a successful manner and in the expected time period; unforeseen or unknown liabilities; unexpected future capital expenditures; the effect of the completion of the transaction on APA’s business relationships and business generally; negative effects of the completion of the acquisition on the market price of APA’s common stock and/or operating results; rating agency actions and APA’s ability to access short-and long-term debt markets on a timely and affordable basis; various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches, and earthquakes, and cybersecurity attacks, as well as security threats and governmental response to them, and technological changes; labor disputes; changes in labor costs and labor difficulties; the effects of industry, market, economic, political, or regulatory conditions outside of APA’s control; and legislative, regulatory, and economic developments targeting public companies in the oil and gas industry. See “Risk Factors” in APA’s Form 10-K for the year ended December 31, 2023, and in APA’s definitive proxy statement/prospectus, dated February 16, 2024, relating to the transaction, for a discussion of risk factors that could affect the transaction and our business. Any forward-looking statement made in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. APA and its subsidiaries undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

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APA CORPORATION COMPLETES ACQUISITION OF CALLON PETROLEUM COMPANY

Contacts

Investor: (281) 302-2286 Gary Clark

Media: (713) 296-7276 Alexandra Franceschi

Website: www.apacorp.com

APA-G

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